UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2013

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36061	46-2346314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2013, Benefitfocus, Inc. (the “Company”) and its wholly owned subsidiaries, Benefitfocus.com, Inc. and Benefit Informatics, Inc., together as Borrower, entered into the Second Amendment Agreement (the “Second Amendment”) to the Loan and Security Agreement, dated as of August 27, 2013, as amended (the “Loan Agreement”), with Silicon Valley Bank (“SVB”). Pursuant to the Second Amendment, SVB and Borrower agreed to amend the Loan Agreement to provide that the increase in the amount available under the Company’s revolving line of credit from $15,000,000 to $35,000,000 after a Capital Raise (as such term is defined in the Loan Agreement) will occur on the earlier of the Company’s request for such increase or August 27, 2014. The Loan Agreement is more fully described in the Company’s Second Amendment to the Registration Statement on Form S-1, dated September 16, 2013, under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Sources of Liquidity.” Except as amended by the Second Amendment, the remaining terms of the Loan Agreement remain in full force and effect.

The description of the Second Amendment provided above is qualified in its entirety by reference to the full and complete terms of the Second Amendment which is filed as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.18	Second Amendment Agreement between Silicon Valley Bank, Benefitfocus.com, Inc., Benefit Informatics, Inc., and Benefitfocus, Inc., dated December 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date:	December 12, 2013	/s/ Milton A. Alpern
Milton A. Alpern, Chief Financial Officer